Exhibit 13.1

CHINA MOBILE LIMITED

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned, WANG Jianzhou, Chairman and Chief Executive Officer of China Mobile Limited (the “Company”), hereby certifies, to his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 11, 2008

/s/ WANG Jianzhou
Name:	WANG Jianzhou
Title:	Chairman and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

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